As filed with the Securities and Exchange Commission on May 29, 1997.

                                               Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        LIBERTY FINANCIAL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                 Massachusetts                           04-3260640
 (State or other jurisdiction of incorporation         (I.R.S. employer
                or organization)                     identification no.)

                  600 Atlantic Avenue, Boston, MA  02210-2214
             (Address of principal executive offices)  (Zip Code)


                Amended and Restated 1995 Stock Incentive Plan
                            (full title of the Plan)

                              John A. Benning, Esq.
                   Senior Vice President and General Counsel
                        Liberty Financial Companies, Inc.
                               600 Atlantic Avenue
                              Boston, MA 02210-2214
                     (Name and address of agent for service)

                               (617) 722-6000
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===============================================================================
 Title of securities   Amount to be    Proposed      Proposed      Amount of
  to be registered      Registered     Maximum        Maximum     Registration
                          (1)(2)       Offering      Aggregate        Fee
                                        Price     Offering Price
                                      Per Share         (3)
                                         (3)
===============================================================================
Common Stock,
$.01 par value.....   174,716 shares    $44.25     $7,731,183.00   $2,343.00
===============================================================================

(1)   Plus such additional  number of shares as may be required  pursuant to the
      plans  in  the   event  of  a  stock   dividend,   split-up   of   shares,
      recapitalization or other similar change in the Common Stock.

(2) Amount being registered relates to additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the last reported sale price of the Registrant's Common Stock on May 27, 1997, as reported by the New York Stock Exchange, Inc.

==============================================================================
                                EXPLANATORY NOTE
==============================================================================


      On March 27, 1997, the Registrant filed a Registration Statement on Form S-8 (filed no. 33-90626), relating to 3,753,358 shares of Common Stock, $.01 par value per share, then reserved for issuance under the Company's 1990 Stock Option Plan, 1995 Stock Incentive Plan and 1995 Employee Stock Purchase Plan. This Registration Statement was immediately effective when filed and remains effective.

      This Registration Statement is being filed in order to register additional shares of the Registrant's Common Stock that may be issued under the Registrant's 1995 Stock Incentive Plan, as amended. The form and contents of this Registration Statement have been prepared in compliance with General Instruction E to Form S-8. In accordance with said General Instruction E, the contents of said earlier Registration Statement hereby are incorporated herein by reference.

      The amount of shares being registered hereunder, consisting only of such additional shares, has been calculated as follows:

      Shares originally registered.............................  3,753,358
      Shares issued............................................   (565,455)
      Open awards (potential issuances)........................ (2,812,119)
                                                                ___________
      Remaining balance........................................    375,784
                                                                ===========

      New awards...............................................    550,500
            Remaining balance..................................   (375,784)
                                                                ___________
            Additional shares to be registered.................    174,716
                                                                ===========

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      The  following   information  is  included   herein  pursuant  to  General
Instruction E to Form S-8:

Item 8.     Exhibits.

      5.1 Opinion of John A. Benning, Esquire as to the legality of the shares being registered.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2  Consent of Ernst & Young LLP.

      24.1  Power of Attorney.*

      99.2  The Registrant's Amended and Restated 1995 Stock Incentive
            Plan.**

------------------
*Incorporated by reference from the Registrant's Registration Statement on Form S-4 (SEC File No. 333-20067), filed with the Commission on January 21, 1997.

** Incorporated by reference from Appendix A to the Registrant's definitive Proxy Statement dated April 11, 1997, filed with the Commission on April 8, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts on May 29, 1997.

                                       Liberty Financial Companies, Inc.
                                       (Registrant)



                                       By: /s/ Kenneth R. Leibler*
                                            Kenneth R. Leibler
                                            Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 29, 1997 by the following persons in the capacities indicated.

  Name                                       Capacity

/s/ Kenneth R. Leibler*                 Chief Executive Officer, President
Kenneth R. Leibler                      (Principal Executive Officer) and
                                        Director

/s/ C. Allen Merritt, Jr.               Executive Vice President and Treasurer
C. Allen Merritt, Jr.

/s/ J. Andrew Hilbert                   Senior Vice President and Chief
J. Andrew Hilbert                       Financial Officer

/s/ Gregory H. Adamian*                         Director
Gregory H. Adamian

/s/ Gerald E. Anderson*                         Director
Gerald E. Anderson

/s/ Michael J. Babcock*                         Director
Michael J. Babcock

/s/ Michael von Clemm*                          Director
Michael von Clemm

/s/ Harold W. Cogger*                           Director
Harold W. Cogger

/s/ Gary L. Countryman*                         Chairman and Director
Gary L. Countryman

/s/ Paul J. Darling, II*                        Director
Paul J. Darling, II

/s/ C. Herbert Emilson*                         Director
C. Herbert Emilson

/s/ David F. Figgins*                           Director
David F. Figgins

/s/ John B. Gray*                               Director
John B. Gray

                                                Director
John P. Hamill

/s/ Marian L. Heard*                            Director
Marian L. Heard

/s/ Raymond H. Hefner, Jr.*                     Director
Raymond H. Hefner, Jr.

/s/ Edmund F. Kelly*                            Director
Edmund F. Kelly

/s/ Sabino Marinella*                           Director
Sabino Marinella

/s/ Ray B. Mundt*                               Director
Ray B. Mundt

/s/ Glenn P. Strehle*                           Director
Glenn P. Strehle

/s/ Stephen J. Sweeney*                         Director
Stephen J. Sweeney




                             *By: /s/ John A. Benning
                                      John A. Benning
                                      Attorney-in-Fact

========================================================================

========================================================================



                                INDEX TO EXHIBITS

Exhibit Number                                               Page

5.1 Opinion of John A. Benning, Esquire as to the legality of the shares being registered

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Ernst & Young LLP